Exhibit 99.1

nCino Appoints New Board Member

Wilmington, N.C. – February 10, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced that it has appointed Justin Nyweide to its Board of Directors, effective immediately. Mr. Nyweide will serve on the Board's Audit Committee.

Justin has over two decades of experience investing in and partnering with growth companies globally in the technology, software, internet, and financial services industries. He is a Founding Partner and the Chief Investment Officer of HMI Capital, an investment firm based in San Francisco. HMI Capital is a large shareholder of nCino and has a longstanding relationship with the Company and its management.

Mr. Nyweide commented, "nCino is a best-in-class vertical market software company that is a clear leader in serving the needs of its financial services customers. The opportunities for nCino are real and significant, and I'm excited to partner with the Board and management to drive durable and profitable growth."

“We are pleased to welcome Justin to nCino’s Board,” commented Pierre Naudé, Executive Chairman of the Board of nCino, and Sean Desmond, CEO of nCino, in a joint statement. “His extensive expertise in investment and capital markets will enhance the Board’s capabilities and play an important role in advancing nCino’s growth objectives.”

In conjunction with this appointment, nCino has entered into a Cooperation Agreement (the “Agreement”) with HMI Capital Management, L.P. (together with its affiliates, "HMI Capital"). Pursuant to this Agreement, HMI Capital has agreed to customary standstill, voting and other provisions. The Agreement will be included as an exhibit to nCino’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will be available on the Investor Relations section of the Company's website. Through this appointment, nCino’s Board will comprise of ten directors.

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About nCino nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 1,800 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino has developed a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit www.ncino.com.

Media Contacts
Natalia Moose press@ncino.com

About HMI Capital Management, L.P. HMI Capital is a San Francisco-based investment management firm with a long-term perspective seeking to invest in the highest quality businesses globally in three primary sectors: software and technology; consumer and business services; and financial services. The firm invests across the capital structure, is market cap agnostic, and holds a concentrated portfolio. HMI Capital layers decades of fine-tuning its business-quality framework and deep sector expertise with a constructivist approach, collaborating with management to effect positive change whenever possible. Through this approach, HMI Capital strives to deliver high risk-adjusted real returns over long time frames with low probability of permanent loss of capital.

Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, among others, risks and uncertainties relating to the market adoption of our solution and privacy and data security matters. Additional risks and uncertainties that could affect nCino’s business and financial results are included in reports filed by nCino with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.